EXHIBIT 10.18

STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (“Agreement”) executed as of October 22, 2002 is by and between I/OMagic Corporation (“IOMC”) and Finova Capital Corporation (“Finova”). IOMC and Finova shall sometimes be collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, Finova is the holder of 875,000 shares of IOMC’s Series A Cumulative Preferred Stock and 250,000 shares of IOMC’s Series B Preferred stock (the “Preferred Stock”):

WHEREAS, IOMC desires to redeem the shares of Preferred Stock and Finova desires to have the Preferred Stock redeemed;

WHEREAS, in exchange for the mutual promises and agreements set forth herein, both Parties desire to release the other Party in accordance with the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, for good and adequate consideration as set forth below, the receipt of which is hereby acknowledged, the Parties without admitting any wrongdoing or denying any wrongdoing by any Party hereto, hereby agree as follows:

1. Consideration.

a. Return of IOMC Stock: Upon execution of this Agreement. Finova shall deliver to Horowitz & Cron (the “Escrow Agent”), via over night delivery, the stock certificates evidencing the Preferred Stock and blank stock powers containing a medallion guarantee transferring the Preferred Stock (the “Certificates”). Escrow Agent shall hold the Certificates in escrow pending Finova’s receipt of the $1,000,000 payment referred to in paragraph 1(b) below.

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In the event that Finova does not timely receive the $1,000,000 payment, Escrow Agent shall return the Certificates to Finova.

b. Payment to Finova. Upon confirmation of the receipt of such Certificates by Escrow Agent, IOMC shall, within five (5) business days, pay Finova $1,000,000 via bank wire transfer in accordance with wire instructions from Finova as set forth in Exhibit A.

c. Release of Parties. Effective upon execution of this Agreement and receipt of the Certificates and full payment as set forth in paragraphs 1(a) and 1(b), the Parties shall hereby release and discharge each other from and against any and all causes of actions or claims they may have against the other Party including, but not limited to, any claims arising out of or related to the transaction evidenced by that certain Amended and Restated Loan and Security Agreement by and among Finova Capital Corporation and I/OMagic Corporation and IOM Holdings, Inc.. dated January 25, 2001 (the “Finova Loan Agreement”), and any other dealings between IOMC and Finova.

2. Scope of Release. The Parties hereby enter into and make the following mutual releases:

a. Except for the obligations set forth in the Agreement, IOMC and any and all of its, officers, directors, attorneys, assigns, predecessors-in-interest, successors-in-interest, and insurers, and each of them hereby irrevocably, finally and fully release, forgive and discharge Finova and its respective shareholders, officers, directors, partners, employees, attorneys, assigns, heirs, predecessors-in-interest, successors-in-interest, and insurers (collectively the “Finova Released Parties”), from any and all claims, demands, causes of action, obligations, set-offs, liabilities, losses, injuries and damages of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or

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unliquidated (collectively, the “Claims”), which IOMC had or claims to have or may have against the Finova Released Parties including, but not limited to, any claims arising out of, related to, or connected with the transaction evidenced by the Finova Loan Agreement and any other dealings between IOMC and Finova (the “IOMC Released Matters”).

b. Except for the obligations set forth in this Agreement. Finova and any and all of its shareholders, officers, directors, partners, employees, attorneys, assigns, heirs, predecessors-in-interest, successors-in-interest, and insurers, and each of them hereby irrevocably, finally and fully release, forgive and discharge IOMC and its shareholders, officers, directors, partners, employees, attorneys, assigns, heirs, predecessors-in-interest, successors-in-interest, and insurers (collectively the “IOMC Released Parties”) from any and all claims, demands, causes of action, obligations, set-offs, liabilities, losses, injuries and damages of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or unliquidated (collectively, the “Claims”), which Finova had or claims to have or may have against the IOMC Released Parties including, but not limited to, any claims arising out of, related to, or connected with the transaction evidenced by the Finova Loan Agreement and any other dealings between IOMC and Finova (the “Finova Released Matters”). The IOMC and Finova Released Matters shall sometimes be referred to herein as the Released Matters.

3. Waiver of Civil Code Section 1542. The Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE. WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

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The undersigned, being aware of said Code Section hereby expressly waive any rights they may have thereunder with respect to the Released Matters, as well as under any other statutes or common law principles of similar effect pertaining to the Mutual Releases, except as to the matters specified herein.

The Parties represent and warrant to each other that they are executing this Agreement with full knowledge of any and all rights which they have by reason of any of the matters described herein. Each of the Parties hereby further assumes the risk of mistake of fact in connection with the true facts involved in connection with the matters described herein, and with respect to any facts which are now unknown to them relating thereto. In this connection, all rights under Section 1542 of the Civil Code of California are hereby expressly waived with respect to the Released Matters.

4. No Release of Obligations and Representations Contained in this Agreement. Nothing contained in this Agreement shall operate to release or discharge the Parties from any claims, rights, or causes of action arising out of or relating to the breach of any of the obligations of the Parties contained in this Agreement.

5. Attorney Advice. Each of the Parties warrant and represent that in executing this Agreement, such Party has relied on legal advice from the attorney of its choice, that the terms of this release and its consequences have been completely read and explained to such Party by that attorney, and that such Party fully understands the terms of this Agreement.

6. No Representations. Each of the Parties acknowledge and represent that, in executing this Agreement, such Party has not relied on any inducements, promises, or

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representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

7. Disputed Claims. This Agreement pertains to disputed claims and does not constitute an admission of liability or wrongdoing by any Party for any purpose.

8. Covenant Re Assignment. The Parties represent and warrant that it/they are the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any such claim or other matter. In the event that such representation is false, and any such claim or matter is asserted against any party hereto (and/or the successor of such party) by any party or entity who is the assignee or transferee of such claim or matter, the party making such false representations and warranties shall fully indemnify, defend and hold harmless the party against who such claim or matter is asserted (and its successors) from and against such claim or matter and from all actual costs, demands, fees, expenses (including reasonable attorneys fees), liabilities, and damages which that party (and/or its successors) incurs as a result of the assertion of such claim or matter. It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery by a party under this indemnity. Finova further represents and warrants that it is the sole and lawful owner of all right, title and interest in the Preferred Stock.

9. Covenant Re Authority to Bind Parties. Each Party executing this Agreement represents and warrants to the other Parties that the individual executing this Agreement on behalf of each Party has the power and authority to execute this Agreement and to bind the Party to the terms and conditions of this Agreement by executing this Agreement.

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10. Survival of Warranties. The representations and warranties contained in this Agreement are deemed to and do survive the execution hereof.

11. Modifications. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the parties to be charged with such modification.

12. Agreement Binding on Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

13. Choice of Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

14. Attorney’s Fees. All parties hereto agree to pay their own costs and attorneys’ fees except as follows:

a. In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing party shall recover all of such party’s attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

b. As used herein, attorneys’ fees shall be deemed to mean the full and actual reasonable costs of any legal services actually performed in connection with the matters

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involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

15. Counterparts and Facsimile Execution. This Agreement may be executed in one or more counterparts or by facsimile, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, agreeing to be bound hereby, execute this Agreement upon the date first set forth above.

“IOMC”

I/OMAGIC CORPORATION

By:	/s/ Tony Shahbaz
Name: Tony Shahbaz
Its: President/CEO

“FINOVA”

FINOVA CAPITAL CORPORATION

By:	/s/ Philip S. Clark
Name: Philip S. Clark
Its: Vice President

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EXHIBIT A

[INSERT FINOVA WIRE TRANSFER INSTRUCTIONS]

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